                                                                    EXHIBIT 3.41

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 18 1985

                                                              Clork I-D
                                                        Corporations Section

                            ARTICLES OF INCORPORATION

                                       OF

                     RELIABLE TRANSPORTATION COMPONENTS, INC.

         The undersigned natural person over the age of 21 years, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

         ARTICLE ONE. The name of the corporation is:

                    RELIABLE TRANSPORTATION COMPONENTS, INC.

         ARTICLE TWO. The period of its duration is perpetual.

         ARTICLE THREE. The purposes for which the corporation is formed are:

         To distribute or sell transportation products of all kinds and in any manner and otherwise carry out any kind of operation necessary or incident to the operation of the corporation.

         To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the corporation.

         To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities to any such person, firm, association or corporation.

         To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulas and the like, which may seem capable of being used for any of the purposes of the corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

         To carry out all or any part of the foregoing objects as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and, in carrying on its business and for the purposes of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes.

         To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

         The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent and construed as powers, as well as objects and purposes.

         The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Texas now or hereafter in force, and to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

         ARTICLE FOUR. The aggregate number of shares which the corporation shall have the authority to issue is 1,000,000 shares, all of the same class, which shall be classified as common stock with $1.00 par value.

         ARTICLE FIVE. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.

         ARTICLE SIX.      The street address of its initial registered office
is 2650 Royal Lane, Suite 208, Dallas, Texas and the name of its initial registered agent at such address is John C. Arneson.

         ARTICLE SEVEN.    The number of Directors constituting the initial
Board of Directors is one, and the name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

         Wally Lupoff              21031 Ventura Boulevard
                                   Suite  704
                                   Woodland Hills, CA 91364

         ARTICLE EIGHT.    The name and address of the incorporator is:

         John C. Arneson           2650 Royal Lane, Suite 208
                                   Dallas, Texas 75229

         IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of December, 1985.
                                             /s/ John C. Arneson
                                             -----------------------------------
                                             John C. Arneson

STATE OF TEXAS             )

COUNTY OF DALLAS           )

         I, Linda K. Lewis, a Notary Public, do hereby certify that on the 16th day of December, 1985, personally appeared before me JOHN C. ARNESON, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

                                             /s/ Linda K. Lewis
                                             -----------------------------------
                                             Notary Public in and for the
                                             State of Texas
                                             Commission expires: 5/21/88

                                                                FILED
                                                         In the Office of the
                                                       Secretary: State of Texas

                                                              JAN 10,1986
                                                              clerk III X
                                                         Corporations Section

FILLING FEES: Office of the Secretary of State - $10.00
              County Clerk's offices           -   2.00

                            ASSUMED NAME CERTIFICATE
                  FOR AN INCORPORATED BUSINESS OR PROFESSION

1. The assumed name under which the business or professional service is or is to conducted or rendered is RTC. INC,

2. The name of the incorporated business or profession as stated in its Articles or Incorporation or comparable document is Reliable Transportation Components, Inc and the charter number or certificate of authority number, if any, is 778493-0.

3. The state, country, or other jurisdiction under the laws of which it was incorporated is TEXAS, and the address of its registered or similar office in that jurisdiction is 2650 Royal Lane, Suite 208 Dallas, Texas.

4. The period, not to exceed ten years, during which the assumed name will be used is 1/8/86 - 1/7/96.

5. The corporation is a (circle one) business corporation, non-profit corporation, professional corporation, professional association or other type of corporation (specify)_____________________________, or other type of incorporated business, professional or other association or legal entity (specify)_____________________________.

6. If the corporation is required to maintain a registered office in Texas, the address of the registered office is 2650 Royal Ln, Ste, 208, Dallas, Tx and the name of its registered agent at such address is John
         C. Arneson. The address of the principal office (if not same as the registered office) is 11350 Pagemill, Dallas, Tx, 75243.

7. If the corporation is not required to or does not maintain a registered office in Texas, the office address in Texas is ______________________; and if the corporation is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is__________________________ and the office address elsewhere is
         _____________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "all" or "all except
         ________________"):

                  "ALL"

                                   /s/ [ILLEGIBLE] President
                                   ---------------------------------------------
                                   Signature of officer, representative
                                   or attorney-in-fact of the corporation

         Before me on this 8th day of January, 1986, personally appeared Harry
         W. Will, III and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.

                                   /s/ Wanda J. Moore
                                   ---------------------------------------------
         (Notary seal)             Notary Public State of Texas

                                   NOTE: A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

                                                                FILED
                                                         In the office of the
                                                     Secretary of State of Texas

                                                              JUN 11 1990
                                                         Corporations Section

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                          OR REGISTERED AGENT, OR BOTH,
                         BY A TEXAS DOMESTIC CORPORATION

         1. The name of the corporation is RELIABLE TRANSPORTATION COMPONENTS, INC.

         2. The address, including street and number, of its present registered office as shown in the records of the secretary of the state of Texas prior to filing this statement is 2650 Royal Lane, Suite 208, Dallas, Texas 75229.

         3. The address, including street and number, to which its registered office is to be changed is 11480 Hillguard, Dallas, Texas 75243.

         4. The name of its present registered agent, as shown in the records of the Secretary of the State of Texas, prior to filing this statement, is John C. Arneson.

         5.       The name of its new registered agent is Paul Page.

         6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         7.       This change was authorized by its board of directors.

                                   RELIABLE TRANSPORTATION
                                   COMPONENTS, INC.

                                   By: /s/ Paul Page
                                       ----------------------------------------
                                       Name: Paul Page
                                       Title: Vice President

                                                                FILED
                                                         In the office of the
                                                     Secretary of State of Texas

                                                             FEB 17 1998
                                                        Corporations Section

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     RELIABLE TRANSPORTATION COMPONENTS, INC.

         Pursuant to the provisions of Art. 9.10 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         ARTICLE ONE. The name of the corporation is RELIABLE TRANSPORTATION COMPONENTS, INC,.

         ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by written consent of the shareholder on January 1, 1998 in accordance with article 9.10 of the Texas Business Corporation Act, and any written notice required by such article has been given.

         Article One of the Articles of Incorporation is hereby amended so as to read as follows:

         ARTICLE ONE: The name of the corporation is HAYES LEMMERZ INTERNATIONAL - TEXAS, INC,.

         ARTICLE THREE. The holder of all of the 3,000 shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

         IN WITNESS WHEREOF, RELIABLE TRANSPORTATION COMPONENTS, INC. has caused this Amendment to be signed in its name and on its behalf and attested on this 16th day of February, 1998 by duly authorized officers of the Corporation.

                                   RELIABLE TRANSPORTATION
                                   COMPONENTS, INC.

                                   By:  /s/ William D. Shovers
                                        ----------------------------------------
                                        Name: William D. Shovers
                                        Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    ---------------------------
    Name: Patrick B. Carey
    Title: Assistant Secretary

                                                               FILED
[THE STATE OF TEXAS LOGO]                               In the Office of the
                                                     Secretary of State of Texas
                                                             DEC 02 1998

                                                             [ILLEGIBLE]

                            ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership or [ILLEGIBLE] limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is Hayes Lemmerz International - Texas, Inc.

2. The assumed name under which the business or professional service is or to be conducted or rendered is Reliable Transportation Components, Inc.

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 11480 Hillguard, Dallas, TX 75243.

4. The period, not to exceed 10 years, during which the assumed name will be used is 10.

5. The entity is a (circle one) business corporation, non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify) Business Corporation

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 11480 Hillguard, Dallas, TX 75243 and the name of its registered agent at such address is Paul Page ___________________________________________ The address of the principal office (if not the same as the registered office) is_______________________

    ___________________________________________________________________________.

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is_______________________________________
    and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is_____________ ______________________and the office address elsewhere is___________________

   ____________________________________________________________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT")

    All.

       (Certificate must be executed and notarized on the back of this form.)


(TEX. - 1228 - 9/20/94)

                                Hayes Lemmerz International - Texas, Inc.


                                /s/ [ILLEGIBLE]
                                 ----------------------------------------------
                                Signature of officer, general partner, manager, representative or attorney-in-fact of the entity Daniel M. Sandberg, Vice President

Before me on this 24th day of November, 1998, personally appeared Daniel M. Sandberg and acknowledged to me that_____________ he executed the foregoing certificate for the purposes therein expressed.

                                        /s/ [ILLEGIBLE]
    (Notary Seal)                      ----------------------------------------
                                       Notary Public, State of Texas
                                       EXPIRATION; INDEFINITE

                INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1 A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles of organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 3611 of the Texas Business and Commerce Code

2 The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3 A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4 For purposes of filing with the secretary of state, the assumed name registrant should submit an originally executed assumed name certificate accompanied by the filing fee of $25 to the Secretary of State, Statutory Filings Division, Corporation Section, P.O. Box 13697, Austin, Texas 78711-3697. The phone number is (512) 463-5582, TDD: (800) 735-2989, FAX:
    (512) 463-5709.

5 All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6 Whenever an event occurs that causes the information in the assumed name certificate to become materially misleading (e.g. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7 A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code,
    Section 36.14 Forms for this purpose are available from this office.

    The Office of the Secretary of State does not discriminate on the basis of race color, national origin, sex, religion, age or disability in employment or the provisions of services.

[ILLEGIBLE]

                                      3333   b. -

a. T Code - 13196                              Do not write in the space above
TEXAS FRANCHISE TAX                   c. Taxpayer identification  d. Report year
PUBLIC INFORMATION REPORT                number
MUST be filed with your Corporation            1-75-2077258-7               2002
Franchise Tax Report
          Corporation name and address  e. PIR/IND [ ] 1,2,3,4
                                           Secretary of State file number
HAYES LEMMERZ INTERNATIONAL - TEXAS INC                or, if non.
15300 CENTENNAL DR                            Comptroller unchartered number
NORTHVILLE               MI 48167-8687                     g. -
                                         Item k on Franchise
                                         Tax Report form, Page 1 00778493-00 [7]

The following information MUST be provided for the Secretary of State (S.O.S) by each corporation or limited liability company that files a Texas Corporation Franchise Tax Report. The information will be available for public inspection.

"SECTION A" MUST BE COMPLETE AND ACCURATE.
If preprinted information is not correct, please type or print the correct
information.     Please sign below!

o Blacken this circle completely if there are currently no changes to the information preprinted in Sections A, B, and C of this report.
--------------------------------------------------------------------------------
Corporation's principal office
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
--------------------------------------------------------------------------------
Principal place of business
   11480 HILLGUARD, DALLAS, TX 75243
--------------------------------------------------------------------------------
SECTION A. Name, title and mailing address of each officer and director. Use additional sheets, if necessary.

-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   BENTLEY, FRED                                   PRESIDENT        [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No.(Optional)
   HILTZ, KENNETH A.                               V. PRESIDENT     [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   SANDBERG, DENIEL M.                             V. PRESIDENT     [ ]YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   FINDLING, GARY L.                               TREASURER        [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   JANKOWSKI, MARK W.                              ASST. TREASURER  [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------

SECTION B.  List each corporation or limited liability company, if any, in which this reporting corporation or limited liability company owns an interest of ten percent(10%) or more. Enter the information requested for each corporation. Use additional sheets, if necessary.

------------------------------------------------------------------------------------------------------------------------
Name of owned (subsidiary) corporation     State of incorporation      Texas S.O.S. file number      Percentage interest

------------------------------------------------------------------------------------------------------------------------
Name of owned (subsidiary) corporation     State of incorporation      Texas S.O.S. file number      Percentage interest

------------------------------------------------------------------------------------------------------------------------

SECTION C.  List each corporation or limited liability company, if any, that owns an interest of ten percent (10%) or more in this reporting corporation or limited liability company. Enter the information requested for each corporation or limited liability company. Use additional sheets, if necessary.

------------------------------------------------------------------------------------------------------------------------
Name of owning (parent) corporation        State of incorporation      Texas S.O.S. file number      Percentage interest
   HAYES LEMMERZ INTERNATIONAL IN                   DE                                                            100.00
------------------------------------------------------------------------------------------------------------------------

Registered agent and registered office currently on file. (Changes must be filed separately with the Secretary of State)

Agent: PAUL PAGE
Office: 11480 HILLGUARD                    o  Blacken this circle if you need
        DALLAS, TX 75243                      forms to change this information.

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or limited liability company or a related corporation.

------------------------------------------------------------------------------------------------------------------------
Sign       Officer, director or other authorized person   Title             Date     Daytime phone(Area code and number)

here  -    /s/ [ILLEGIBLE]                                ASST. TREASURER   5/2/02   (734) 737-5130
------------------------------------------------------------------------------------------------------------------------

SECTION A

                       ADDITIONAL DIRECTORS AND OFFICERS

NAME/ADDRESS                   TITLE         DIRECTOR
------------                   -----         --------
CAULEY, PATRICK C.        ASST. SECRETARY       NO
15300 CENTENNIAL DRIVE
NORTHVILLE. MI 48167

LARRY KARENKO                                   YES
15300 CENTENNIAL DRIVE
NORTHVILLE. MI 48167